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                                                                    EXHIBIT 99.1


                          SUBSCRIPTION AGENT AGREEMENT



                                         Date:
                                              ----------------------------------

Computershare Trust Company of New York
88 Pine Street - 19th Floor
New York, New York 10005

Attn.:                      Reorganization Department

Gentlemen:

                  Pursuant to a proposed rights offering (the "Rights Offering"), Childtime Learning Centers, Inc., a Michigan corporation (the "Company"), is issuing to holders of record of its outstanding shares of common stock, no par value (the "Common Stock"), at the close of business on _____ (the "Record Date"), rights to subscribe for and purchase (each a "Right") one (1) unit for each fifty-four (54) shares of Common Stock a shareholder owns (each, a "Unit"), each Unit consisting of a number of shares of Common Stock having an aggregate value of [$123.75] (the "Additional Common Stock") and $35 principal amount of the Company's 15% Subordinated Notes due 2008 (the "Subordinated Debt") at a purchase price of $[158.75] per Unit (the "Subscription Price"), payable by cashier's or certified check (or, in the case of holders of subordinated promissory notes issued by the Company's wholly-owned subsidiary, Childtime Childcare, Inc., such subordinated promissory notes duly assigned or endorsed to the Company), upon the terms and conditions set forth herein. A total of 100,000 Units are being offered pursuant to the Rights Offering. The term "Subscribed" shall mean submitted for purchase from the Company by a shareholder in accordance with the terms of the Rights Offering, and the term "Subscription" shall mean any such submission. The Rights Offering will expire at _____, New York City Time, on _____ (the "Expiration Time"), unless the Company shall have extended the period of time for which the Rights Offering is open, in which event the term "Expiration Time" shall mean the latest time and date at which the Rights Offering, as so extended by the Company from time to time, shall expire.

                  The Company filed a Registration Statement relating to the Units with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on _____. Said Registration Statement was declared effective on _____. The terms and conditions of the Rights Offering are more fully described in the prospectus forming part of the Registration Statement as it was declared effective (the "Prospectus"), and the accompanying "Instructions as to the Use of Rights Subscription Certificates" (the "Instructions"). Copies of the Prospectus, the Instructions and the Notice of Guaranteed Delivery are annexed hereto as Exhibit 1, Exhibit 2 and Exhibit 3,




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respectively. Copies of the forms of Letter to Shareholders of Record, Letter to
Brokers and Other Nominees, Letter from Brokers and Other Nominees to Beneficial Owners of Common Stock, Instructions by Beneficial Owners to Brokers or Other Nominees and Nominee Holder Certification are also annexed hereto as Exhibit 5,
Exhibit 6, Exhibit 7, Exhibit 8 and Exhibit 9, respectively. All terms used and not defined in this Subscription Agent Agreement (this "Agreement") shall have the same meaning as in the Prospectus. Promptly after the Record Date, the Company will provide you with a list of holders of Common Stock who each own at least 54 shares of Common Stock as of the Record Date (the "Record Shareholders List").

                  The Rights are evidenced by non-transferable rights subscription certificates (the "Certificates"), the form of which is annexed hereto as Exhibit 4. The Certificates entitle the holders to subscribe, upon payment of the Subscription Price, for Units at the rate of one (1) Unit for each Right evidenced by a Certificate (the "Basic Subscription Privilege"). No fractional shares of Common Stock will be issued. In addition, subject to pro-rata allocation, each Right also entitles the holder thereof, so long as such holder has fully exercised the holder's Rights pursuant to the Basic Subscription Privilege, to subscribe at the Subscription Price for additional Units, not to exceed the number of Units available for such holder to purchase under the Basic Subscription Privilege (the "Over-Subscription Privilege"), up to the maximum number of Units offered by the Prospectus. Units will be available for purchase pursuant to the Over-Subscription Privilege only to the extent that all the Units are not Subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Time. Reference is made to the Prospectus for a complete description of the Basic Subscription Privilege and the Over-Subscription Privilege.

                  Exhibits 1 through 9 shall be referred to collectively in this Agreement as the "Subscription Documents."

                  The Company hereby appoints you as Subscription Agent (the "Subscription Agent") for the Rights Offering and agrees with you as follows:

                  1. As Subscription Agent, you are authorized and directed to:

                           (A) issue the Certificates and Units purchased pursuant thereto in accordance with this Agreement in the names shown on the Record Shareholders List, keep such records as are necessary for the purpose of recording such issuance, and furnish a copy of such records to the Company. The Certificates may be signed on behalf of the Subscription Agent by the manual or facsimile signature of a Vice President or Assistant Vice President of the Subscription Agent, or by the manual signature of any of its other authorized officers;

                           (B) promptly after you receive the Record Shareholders List:

                                    (i)      mail or cause to be mailed, by
                                             first class mail, to each Rights
                                             holder whose address of record is
                                             within the United States and
                                             Canada, (a) a Certificate
                                             evidencing the Rights to which such
                                             holder is entitled under the Rights
                                             Offering, (b) a copy


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                                             of the Subscription Documents and
                                             (c) a return envelope addressed to
                                             the Subscription Agent; and

                                    (ii)     mail or cause to be mailed, by air
                                             mail, to each Rights holder whose
                                             address of record is outside the
                                             United States and Canada, or is an
                                             A.P.O. or F.P.O. address (a) a copy
                                             of the Prospectus, (b) a Notice of
                                             Guaranteed Delivery and (c) the
                                             Instructions. You shall refrain
                                             from mailing Certificates issuable
                                             to any holder whose address of
                                             record is outside the United States
                                             and Canada, or is an A.P.O. or
                                             F.P.O. address, and hold such
                                             Certificates for the account of
                                             such holder subject to such holder
                                             making satisfactory arrangements
                                             with the Subscription Agent for the
                                             exercise or other disposition of
                                             the Rights evidenced thereby, and
                                             follow the instructions of such
                                             holder for the exercise, sale or
                                             other disposition of such Rights if
                                             such instructions are received at
                                             or before 11:00 a.m., New York City
                                             Time, on _____;

                           (C) accept Subscriptions upon the due exercise (including payment of the Subscription Price) on or prior to the Expiration Time of Rights in accordance with the terms of the Certificates and the Prospectus;

                           (D) subject to the next sentence, accept Subscriptions from shareholders whose Certificates are alleged to have been lost, stolen or destroyed upon receipt by you of an affidavit of theft, loss or destruction and a bond of indemnity in form and substance satisfactory to you, accompanied by payment of the Subscription Price for the total number of Units subscribed for. Upon receipt of such affidavit and bond of indemnity and compliance with any other applicable requirements, stop orders shall be placed on said Certificates and you shall withhold delivery of the Units subscribed for until after the Certificates have expired and it has been determined that the Rights evidenced by the Certificates have not otherwise been purported to have been exercised or otherwise surrendered;

                           (E) accept Subscriptions, without further authorization or direction from the Company, without procuring supporting legal papers or other proof of authority to sign (including without limitation proof of appointment of a fiduciary or other person acting in a representative capacity), and without signatures of co-fiduciaries, co-representatives or any other person:

                                    (i)      if the Certificate is registered in
                                             the name of a fiduciary and is
                                             executed by and the Units are to be
                                             issued in the name of such
                                             fiduciary;



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                                    (ii)     if the Certificate is registered in
                                             the name of joint tenants and is
                                             executed by one of the joint
                                             tenants, provided the certificate
                                             representing the Units are issued
                                             in the names of, and is to be
                                             delivered to, such joint tenants;

                                    (iii)    if the Certificate is registered in
                                             the name of a corporation and is
                                             executed by a person in a manner
                                             which appears or purports to be
                                             done in the capacity of an officer,
                                             or agent thereof, provided the
                                             Units are to be issued in the name
                                             of such corporation; or

                                    (iv)     if the Certificate is registered in
                                             the name of an individual and is
                                             executed by a person purporting to
                                             act as such individual's executor,
                                             administrator or personal
                                             representative, provided, the Units
                                             are to be registered in the name of
                                             the subscriber as executor or
                                             administrator of the estate of the
                                             deceased registered holder and
                                             there is no evidence indicating the
                                             subscriber is not the duly
                                             authorized representative that he
                                             purports to be;

                  (F) accept Subscriptions not accompanied by Certificates if submitted by a firm having membership in the New York Stock Exchange or another national securities exchange or by a commercial bank or trust company having an office in the United States together with the Notice of Guaranteed Delivery and accompanied by proper payment for the total number of Units Subscribed for;

                  (G) refer to the Company for specific instructions as to acceptance or rejection of Subscriptions received after the Expiration Time, Subscriptions not authorized to be accepted pursuant to this Paragraph 1, and Subscriptions otherwise failing to comply with the requirements of the Prospectus and the terms and conditions of the Certificates;

                  (H) upon acceptance of a Subscription:

                      (i) promptly following the Expiration Time you shall distribute to the Company the funds in such account and cause delivery of the share certificates evidencing the Additional Common Stock and the debt instruments evidencing the Subordinated Debt issuable with respect to Subscriptions which have been accepted;

                      (ii) advise the Company daily by telecopy and confirm by
                           letter, or by electronic mail, to the attention of Frank Jerneycic (fjerneycic@childtime.com) (the "Company Representative"), with copies to the Jacobson Partners, 595 Madison Avenue, Suite 100, New York, NY 10022-1907, Attn: Edmund Gaffney (egaffney@jacobsonpartners.com), as to the total number of Units Subscribed for, total number of Units sold,

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
                            and the amount of funds received, with cumulative totals for each; and in addition, advise the Company Representative, by telephone at (248) 442-3183, confirmed by telecopy, of the amount of funds received identified in accordance with (i) above, deposited, available or transferred in accordance with (i) above, with cumulative totals; and

                      (iii) as promptly as possible but in any event on or
                            before 3:30 p.m., New York City Time, on the first full business day following the Expiration Time, advise the Company Representative in accordance with
                            (ii) above of the number of Units Subscribed for, the number of Subscription guarantees received and the number of Units Subscribed for pursuant to such guarantees;

                  (I) upon completion of the Rights Offering, you shall requisition share certificates from the transfer agent for the Company (the "Transfer Agent") for the Additional Common Stock and debt instruments from the Company evidencing the Subordinated Debt (such share certificates and debt instruments are referred to in this Agreement as the "Unit Documents") to satisfy the Subscriptions accepted.

                  2. The Certificates and Unit Documents shall be issued in registered form only. The Company shall appoint and have in office at all times a Transfer Agent and Registrar for the Additional Common Stock and a trustee (the "Trustee") for the Subordinated Debt, which shall keep books and records of the registration and transfers and exchanges of any Unit Documents (such books and records are hereinafter called the "Unit Register"). The Company shall promptly notify the Transfer Agent and Registrar and the Trustee of the exercise of any Certificates. The Company shall promptly notify you of any change in the Transfer Agent and Registrar or the Trustee.

                  3. You will follow your regular procedures to attempt to reconcile any discrepancies between the number of Units that any Certificate may indicate are to be issued to a shareholder and the number that the Record Stockholders List indicates may be issued to such shareholder. In any instance where you cannot reconcile such discrepancies by following such procedures, you will consult with the Company for instructions as to the number of Units, if any, you are authorized to issue. In the absence of such instructions, you are authorized not to issue any Units to such shareholder.

                  4. You will examine the Certificates received by you as Subscription Agent to ascertain whether they appear to you to have been completed and executed in accordance with the Instructions. In the event you determine that any Certificate does not appear to you to have been properly completed or executed, or where the Certificates do not appear to you to be in proper form for Subscription, or any other irregularity in connection with the Subscription appears to you to exist, you will follow, where possible, your regular procedures to attempt to cause such irregularity to be corrected. You are not authorized to waive any irregularity in connection with the



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Subscription, unless you shall have received from the Company the Certificate which was delivered, duly dated and signed by an authorized officer of the Company, indicating that any irregularity in such Certificate has been cured or waived and that such Certificate has been accepted by the Company. If any such irregularity is neither corrected nor waived, you will return to the subscribing shareholder (at your option by either first class mail under a blanket surety bond or insurance protecting you and the Company from losses or liabilities arising out of the non-receipt or nondelivery of Certificates or by registered mail insured separately for the value of such Certificates) to such shareholder's address as set forth in the Subscription any Certificates surrendered in connection therewith, any other documents received with such Certificates and a letter of notice to be furnished by the Company explaining the reasons for the return of the Certificates and other documents.

                  5. Each document received by you relating to your duties hereunder shall be dated and time stamped when received.

                  6. (A) For so long as this Agreement shall be in effect, the Company will reserve for issuance and keep available free from preemptive rights a sufficient number of Units to permit the exercise in full of all Rights issued pursuant to the Rights Offering. Subject to the terms and conditions of this Agreement, you will request the Transfer Agent to issue share certificates evidencing the Additional Common Stock and you will request the Company to issue, through the Trustee, debt instruments evidencing the Subordinated Debt, as required from time to time in order to effectuate the Subscriptions.

                           (B) The Company shall take any and all action,
including without limitation obtaining the authorization, consent, lack of objection, registration or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any political subdivision thereof, to insure that (i) all shares of Additional Common Stock issuable upon the exercise of the Certificates at the time of delivery of the share certificates therefor (subject to payment of the Subscription Price) will be duly and validly issued and fully paid and nonassessable shares of Common Stock, free from all preemptive rights and taxes, liens, charges and security interests created by or imposed upon the Company with respect thereto, and (ii) all Subordinated Debt issuable upon the exercise of the Certificates at the time of delivery of the debt instruments therefor (subject to payment of the Subscription Price) will be validly issued and outstanding.

                           (C) The Company shall from time to time take all
action necessary or appropriate to obtain and keep effective all registrations, permits, consents and approvals of the Securities and Exchange Commission and any other governmental agency or authority and make such filings under United States federal and state laws which may be necessary or appropriate in connection with the issuance, sale, transfer and delivery of the Units or the Additional Common Stock and Subordinated Debt issued upon exercise of the Rights.

                  7. If Unit Documents are to be delivered by you to a person other than the person in whose name a surrendered Certificate is registered, you will issue no Unit



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Documents until the Certificate so surrendered has been properly endorsed (or otherwise put in proper form for transfer) and the person requesting such exchange has paid any transfer or other taxes or other taxes or governmental charges required by reason of the issuance of the Unit Documents in a name other than that of the registered holder of the Certificate surrendered, or has established to your satisfaction that any such tax or charge either has been paid or is not payable.

                  8. Should any issue arise regarding federal income tax reporting or withholding, you will take such action as the Company instructs you in writing.

                  9. Unless terminated earlier by the parties hereto, this Agreement shall terminate in accordance with this Section 9 at the option of either you or us. Upon any termination of this Agreement, you shall promptly deliver to us any certificates, funds or other property related to the Rights Offering then held by you. After such time, any party entitled to such certificates, funds or property shall look solely to us or to our appointed agents and all of your liability with respect thereto shall cease.

                           (A) Upon providing written notice, either party may
immediately terminate this agreement upon the occurrence of any of the following: (i) any breach of any material provision of this Agreement and, where the breach is capable of remedy, failure to remedy the breach within 30 days after receiving written notice of such breach; (ii) any breach of any material provision of this agreement that is not capable of remedy; (iii) any party: (a) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it; (b) makes any assignment or general arrangement for the benefit of creditors; or (c) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets; or (iv) any failure to make, when due, any payment required to be made under the Agreement if such failure is not remedied within twenty (20) Business Days after written notice. For purposes of this Agreement, "Business Day" means any day that is not a Saturday, a Sunday or a legal holiday on which the Company or you are not open for business.

                           (B) Notwithstanding the foregoing, you may, upon
providing written notice, immediately resign as agent hereunder and discontinue the provision of the services as Subscription Agent if you believe that providing such services may expose you to legal, regulatory or financial liability.

                  10. As agent for the Company hereunder, you:

                           (A) shall have no duties or obligations other than
those specifically set forth herein or as may subsequently be agreed to in writing by you and the Company;

                           (B) shall have no obligation to issue any Units
unless the Company, through the Transfer Agent, shall have provided a sufficient number of certificates to evidence the Additional Common Stock and the Company has provided, through the Trustee, a sufficient number of debt instruments to evidence the Subordinated Debt;


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                           (C) shall be regarded as making no representations
and having no responsibilities as to the validity, value, or genuineness of any Certificates surrendered to you hereunder or Units issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Rights Offering;

                           (D) shall not be obligated to take any legal action
hereunder; if, however, you determine to take any legal action hereunder, and where the taking of such action might, in your judgment, subject or expose you to any expense or liability you shall not be required to act unless you shall have been furnished with an indemnity satisfactory to you;

                           (E) may rely on and shall be fully authorized and
protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to you and believed by you to be genuine and to have been signed by the proper party or parties;

                           (F) shall not be liable or responsible for any
recital or statement contained in the Prospectus or any other documents relating thereto;

                           (G) shall not be liable or responsible for any
failure on the part of the Company to comply with any of its covenants and obligations relating to the Rights Offering, including the Company's obligations under applicable securities laws;

                           (H) may rely on and shall be fully authorized and
protected in acting upon the written, telephonic or oral instructions with respect to any matter relating to you acting as Subscription Agent covered by this Agreement (or supplementing or qualifying any such actions) of officers of the Company;

                           (I) may consult with counsel satisfactory to you, and
the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by you hereunder in good faith and in accordance with the advice of such counsel;

                           (J) may perform any of your duties hereunder either
directly or by or through agents or attorneys and you shall not be liable or responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by you hereunder; and

                           (K) are not authorized, and shall have no obligation,
to pay any brokers, dealers, or soliciting fees to any person.

                           (L) shall not be liable for any action taken or
omitted to be taken in connection with this Agreement, except that you shall be liable for direct losses arising out of your gross negligence, willful misconduct or bad faith. Any liability of you shall be limited to the amount of fees paid by the Company to you in the preceding twelve (12) months for the services, it being understood that the services could not be provided to

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the Company by you at the prices set forth herein without the foregoing liability limitation. Under no circumstances shall you be liable for any special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if you have been advised of the possibility of such loss or damage.

                           (M) This Section 10 shall survive the termination of
this Agreement or the removal or resignation of you hereunder.

                  11. In the event any question or dispute arises with respect to the proper interpretation of the Rights Offering or your duties hereunder or the rights of the Company or of any shareholders surrendering Certificates pursuant to the Rights Offering, you shall not be required to act and shall not be held liable or responsible for your refusal to act until the question or dispute has been judicially settled (and, if appropriate, you may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to you and executed by the Company and each such stockholder and party. In addition, you may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the stockholders and all other parties that may have an interest in the settlement.

                  12. Any instructions given to you orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Company as soon as practicable. You shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section.

                  13. Whether or not any Certificates are surrendered to you, for your services as Subscription Agent hereunder, the Company shall pay to you compensation in accordance with Exhibit A attached hereto, together with reimbursement for out-of-pocket expenses, including reasonable fees and disbursements of counsel (subject to advance approval by the Company) subject to the receipt of reasonably satisfactory documentation thereof and in accordance with Exhibit A.

                  14. The Company shall indemnify you (and your officers, directors, employees, agents, attorneys and affiliates) for, and hold you harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense ("Loss") arising out of or in connection with its acceptance or administration of, or performance under, this Agreement, including, without limitation, the costs and expenses of defending yourself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of your gross negligence or willful misconduct. Any costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. This Section 14 shall survive the termination of this Agreement or the removal or your resignation hereunder.

                  15. If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such


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provision had not been contained herein and shall be deemed an Agreement among us to the full extent permitted by applicable law.

                  16. The Company represents and warrants that (a) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) the making and consummation of the Rights Offering and the execution, delivery and, performance of all transactions contemplated thereby (including without limitation this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the certificate of incorporation or bylaws of the Company or any indenture, agreement or instrument to which it is a party or is bound, (c) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of it, (d) the Rights Offering will comply in all material respects with all applicable requirements of law and (e) to the best of its knowledge, there is no litigation pending or threatened against the Company as of the date hereof in connection with the Rights Offering.

                  17. In the event that any claim of inconsistency between this Agreement and the terms of the Rights Offering arise, as they may from time to time be amended, the terms of the Rights Offering shall control, except with respect to the duties, liabilities and rights, including compensation and indemnification of you as Subscription Agent, which shall be controlled by the terms of this Agreement.

                  18. Set forth in Exhibit B hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Agreement. The Secretary of the Company shall, from time to time, certify to you the names and signatures of any other persons authorized to act for the Company under this Agreement.

                  19. Except as expressly set forth elsewhere in this Agreement, all notices, instructions and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed, if to the Company, to its address set forth beneath its signature to this Agreement, or, if to the Subscription Agent, to Computershare Trust Company of New York, 88 Pine Street, 19th Floor, New York, New York 10005, Attention: Reorganization Department, or to such other address as a party hereto shall notify the other parties.

                  20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law principles).

                  21. (A) In the event that either party receives a request or becomes legally compelled to disclose any confidential information belonging to the other party (whether by oral questions, interrogatories, requests for information or documents, subpoena or similar process), recipient will provide the other party with prompt notice so that it may seek a protective order or other appropriate relief and/or waive the right to demand compliance with the provisions of this Agreement. In the event that the party who owns the confidential information waives the right to demand compliance, or is denied a protective order or other relief by the highest court or other tribunal of appropriate

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
jurisdiction, recipient may disclose, without liability hereunder, only that portion of the confidential information that recipient is legally obligated to disclose.

                           (B) This Section 21 shall survive the termination of
this Agreement or your removal or resignation hereunder.

                  22. Neither party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered, or delayed in performance or observance of any provision contained herein by reason of act of God, riots, acts of war, acts of terrorism, epidemics, governmental action or judicial order, earthquakes, or any other similar cause beyond such party's reasonable control (including, but not limited to, mechanical, electronic or communications interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

                  23. If any part of this Agreement, for any reason, is declared invalid, it shall be deemed restated to reflect as nearly as possible in accordance with applicable law the original intentions of the parties. The remainder of this Agreement shall continue in effect as if the Agreement had been entered into without the invalid portion.

                  24. The relationship of the parties to each other in the execution and performance of the Agreement shall be that of independent contractors. Nothing in the Agreement or with respect to your obligations or services in connection with the Agreement shall constitute you a fiduciary of the Company or any other person.

                  25. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be an original hereof, and it will not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

                  26. This Agreement sets forth the full understanding between the parties with respect to its subject matter and integrates all prior agreements, discussions and understandings.

                  27. This Agreement may not be amended or modified in any manner except by a written agreement duly authorized and executed by both parties. Any duly authorized Officer may amend any certificate naming Officers authorized to execute and deliver certificates, instructions, notices or other instruments, provided such amendment is certified by the Company's Secretary, and the Secretary may amend any certificate listing the shares of capital stock of the Company for which you perform services hereunder.

                  28. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns.

                  29. Neither party may assign this Agreement without the prior written consent of the other party, except that either party may, without the consent of the other party, assign the Agreement to an affiliate of that party or a purchaser of all or substantially all of that party's assets used in connection with performing this Agreement.

                  30. The provisions of the Agreement are intended to benefit only you and the Company, and no rights shall be granted to any other person by virtue of this Agreement.

                  Please acknowledge receipt of this letter and confirm your agreement concerning your appointment as Subscription Agent, and the arrangements herein provided, by signing and returning the enclosed copy hereof, whereupon this Agreement and your acceptance of the terms and conditions herein provided shall constitute a binding Agreement between us.

                                           Very truly yours,

                                           CHILDTIME LEARNING CENTERS, INC.

                                           By:  ________________________________
                                                Name:
                                                Title:
                                                Address for notices:
                                                38345 West Ten Mile Road,
                                                Suite 100
                                                Farmington Hills, Michigan 48335

Accepted as of the date above first written:

COMPUTERSHARE TRUST COMPANY OF NEW YORK,
AS SUBSCRIPTION AGENT

 By: ________________________________
           Name:
           Title:





               COMPUTERSHARE TRUST COMPANY OF NEW YORK


                           Exhibit 1         Prospectus

                           Exhibit 2 Instructions as to Use of Rights Subscription Certificates

                           Exhibit 3         Notice of Guaranteed Delivery

                           Exhibit 4         Form of Rights Subscription
                                             Certificate

                           Exhibit 5         Form of Letter to Shareholders of
                                             Record

                           Exhibit 6         Form of Letter to Brokers and other
                                             Nominees

                           Exhibit 7 Form of Letter from Brokers or Other Nominees to Beneficial Owners of Common Stock

                           Exhibit 8 Form of Instructions by Beneficial Owners to Brokers or Other Nominees

                           Exhibit 9         Form of Nominee Holder
                                             Certification




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
                                                                       EXHIBIT A


COMPUTERSHARE TRUST COMPANY OF NEW YORK

Schedule of Fees
As
Subscription Agent

------------------------------------------------------------------------------------------------------------------------------------

I.             Set up and Administrative Fee                                                                    $7,500

II.            Processing Basic Subscriptions, each                                                             $14.00

III.           Issuing split-ups of subscription certificates, each                                             $10.00

IV.            Issuing subscription certificates to record date holders, each                                   $5.00

V.             Processing oversubscriptions, including proration and refunds                                    $10.00

VI.            Sale of Rights for holders, each                                                                 $10.00

VII.           Subscriptions requiring additional handling (window items, defective presentations, correspondence items, legal items,
               and items not providing a taxpayer identification number), each                                  $10.00

VIII.          Processing Guarantee of Delivery items, each                                                     $10.00

IX.            Special Services                                                                                 By Appraisal

X.             Out-of-pocket Expenses (including but not limited to postage, stationery, telephone, overnight couriers, messengers,
               overtime, transportation, shipping and trucking, etc.)                                           Additional

XI.            Minimum Fee                                                                                      $15,000





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